EXHIBIT 99.1

Horizon Space Acquisition I Corp. Announces

Revised Contribution to Trust Account in Connection with the Proposed Charter Amendment

New York, December 20, 2024 /PR NEWSWIRE/ -- Horizon Space Acquisition I Corp. (the “Company”) (NASDAQ: HSPO) today announced that, in connection with its previously announced extraordinary general meeting of shareholders in lieu of an annual general meeting to be held on December 20, 2024 (the “Meeting”), the Company has revised the terms and conditions in connection with the proposal to amend the Company’s current charter (the “MAA Amendment Proposal”) and the proposal to amend the trust agreement with the trustee of the Company’s trust account (the “Trust Amendment Proposal”). The revised terms and conditions, among other things, include:

•

If the shareholders approve the MAA Amendment Proposal and the Trust Amendment Proposal, the Company will have until December 27, 2024 to complete a business combination and may elect to extend up to twelve times, each by a one-month extension, for a total up to twelve months to December 27, 2025 (such extension, the “New Monthly Extension”). For each New Monthly Extension, the required contribution to the trust account of the Company (the “Trust Account”) is revised to the amount of $120,000 for all remaining public shares (the “New Extension Fee”) (as compared to the original amount of lesser of (i) $60,000 for all remaining public shares, and (ii) $0.04 for each remaining public share).

•

The Investment Management Trust Agreement dated December 21, 2022, between the Company and Continental Stock Transfer & Trust Company (as the same may be amended, restated or supplemented, the “Trust Agreement”) will be amended, among the others, that to effectuate each New Monthly Extension, a deposit of $120,000 for all remaining public shall be made to the Trust Account.

In addition to the above, the Company agrees to file a current report on Form 8-K in connection with each New Monthly Extension pursuant to applicable rules and regulations. In the event that any New Extension Fee is not deposited into the Trust Account by 27th of each succeeding month after the Meeting until November 27, 2025, the Company has agreed to grant irrevocable rights to the trustee to force the Company to liquidate the Trust Account within two weeks from 27th of such month, pursuant to terms and conditions of the Trust Agreement. Furthermore, as disclosed in the Company’s registration statement on Form S-1 (File No. 333-268578) in connection with its initial public offering, when redeeming public shares, the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of interest released to the Company to pay dissolution expenses) will be used to fund the redemption. The Company agrees not to use such trust proceeds including interests earned to pay dissolution expenses.

For further information, you may refer to the current report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”) on or around December 20, 2024.

The record date for determining the Company shareholders entitled to receive notice of and to vote at the Meeting remains the close of business on November 14, 2024 (the “Record Date”). Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders who have not yet done so are encouraged to vote as soon as possible.

If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, NY 10004-1561

E-mail: spacredemptions@continentalstock.com

Shareholders who have questions regarding the Meeting or the impact on the votes casted, or would like to request documents may contact the Company’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

1

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Meeting and the proposed New Extension Fee and the proposed amendments to the Trust Agreement. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

No Offer or solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Additional Information and Where to Find It

On November 19, 2024, the Company filed a definitive proxy statement with the SEC in connection with its solicitation of proxies for the Meeting. The Company will amend and supplement the definitive proxy statement to provide information about the New Extension Fee and the proposed amendments to the Trust Agreement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

About Horizon Space Acquisition I Corp.

Horizon Space Acquisition I Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Contact Information:

Michael Li

Chief Executive Officer

Horizon Space Acquisition I Corp.

(646)257-5537

mcli@horizonspace.cc

2